UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 30, 2013

Commission File Number:  000-54014

VistaGen Therapeutics, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

20-5093315
(IRS Employer Identification No.)

343 Allerton Avenue, South San Francisco, California 94080
(Address of principal executive offices)

650-244-9990
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On July 30, 2013, VistaGen Therapeutics, Inc. (the “Company”) issued to Platinum Long Term Growth VII, LLC (“Platinum”) a senior secured convertible promissory note, dated July 26, 2013, in the principal amount of $250,000 (the “Note”). A copy of the Note is attached hereto as Exhibit 10.1. In addition, the Company granted Platinum the right to exchange all amounts due under the terms of the Note into such securities as may be offered by the Company to third party investors to finance its short-term working capital needs (“Exchange Securities”). Notwithstanding the foregoing, the Note shall automatically convert into such Exchange Securities in the event and at such time as the Company receives gross proceeds of at least $10.0 million resulting from the sale of the Company’s common stock to Autilion AG, or it affiliates or nominees.

If not exchanged for Exchange Securities, the Note will mature on July 26, 2016 and accrue interest at a rate of 10% per annum. Subject to certain terms and conditions as set forth in the Note, if not exchanged for Exchange Securities, all principal and accrued interest under the Note shall be payable by the Company through the issuance of restricted shares of common stock to Platinum. The Note is secured by Platinum’s continuing security interest in all assets of the Company pursuant to the terms of the Amended and Restated Security Agreement dated October 11, 2012, and Platinum’s continuing security interest in certain assets of the Company’s wholly owned subsidiaries pursuant to the terms of the Intellectual Property Security Agreement dated October 11, 2012 and previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2012.

Item 3.02	Unregistered Sales of Equity Securities.

As additional consideration for the purchase of the Note, the Company issued to Platinum a five-year warrant to purchase 250,000 shares of the Company’s common stock for $0.50 per share, dated July 26, 2013 (the “Warrant”). A copy of the Warrant is attached hereto as Exhibit 10.2.

The Company offered and sold the Note and the Warrant in transactions exempt from registration under the Securities Act of 1922, as amended (the “Securities Act”), in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Platinum represented that it was an “accredited investor” as defined in Regulation D. The proceeds from the sale of the Note, and the proceeds received upon exercise of the Warrant, are expected to be used for general corporate purposes.

Item 9.01	Financial Statements and Exhibits.

See Exhibit Index.

Disclaimer.

The descriptions of Note and Warrant do not purport to be complete, and are qualified in their entirety by reference to the full text of the Note and Warrant, attached hereto Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaGen Therapeutics, Inc.

Date:   August 2, 2013

By:	/s/ Shawn K. Singh
Name: Shawn K. Singh, JD
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Senior Secured Convertible Promissory Note, dated July 26, 2013
10.2	Warrant, dated July 26, 2013